UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2026

BLUE OWL CREDIT INCOME CORP.
(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01369	85-1187564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (212) 419-3000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sale of Equity Securities.
As of April 1, 2026, Blue Owl Credit Income Corp. (the “Company,” “we” or “us”) sold unregistered shares of its Class I common stock to feeder vehicles primarily created to hold the Company’s Class I shares. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Approximate Number of Shares of Class I Common Stock	Consideration
As of April 1, 2026 (number of shares finalized on April 23, 2026)	349,381	$3,182,863
Item 8.01. Other Events.
Status of the Offering
The Company is currently publicly offering on a continuous basis up to $14.0 billion (the “Current Offering”) in shares of Class S, Class D and Class I common stock (the “Shares”) and previously offered on a continuous basis up to $13.5 billion (the “Follow-On Offering”) and up to $2.5 billion (the “Initial Offering” and together with the Follow-On Offering and the Current Offering, the “Offering”) in Class S, Class D and Class I Shares. Additionally the Company has sold unregistered Shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing. The table below does not include Shares issued through the Company’s distribution reinvestment plan.

Offering	Common Shares Issued	Total Consideration
Class S Shares	730,766,120	$6,911,486,080
Class D Shares	110,585,286	$1,031,251,507
Class I Shares	1,354,372,251	$12,725,779,024
Private Offering
Class I Shares	171,075,128	$1,615,759,284
Total Offering and Private Offering*	2,366,798,785	$22,284,275,895

*
Includes seed capital of $1,000 contributed by Blue Owl Credit Advisors LLC (the “Adviser”) in September 2020 and approximately $25.0 million in gross proceeds raised from an entity affiliated with the Adviser.

April 1, 2026 Public Offering Price
In accordance with the Company’s share pricing policy, we intend to sell our shares on the first of each month at a net offering price that we believe reflects the net asset value per share at the end of the preceding month. The April 1, 2026 public offering price for each of our share classes is approximately equal to such class’s NAV per share as of March 31, 2026, plus applicable maximum upfront sales load.

	Net Asset (per share)	Maximum Offering Price (per share)
Class S	$9.08	$9.40
Class D	$9.09	$9.23
Class I	$9.11	$9.11
The average debt-to-equity leverage ratio during the month-to-date period ended March 31, 2026 was 0.80x. Pro-forma for the settlement of our most recent tender offer the net debt-to-equity leverage was 0.88x as of March 31, 2026. As of March 31, 2026, we had available liquidity of approximately $12.5 billion, which includes cash, liquid

Level 2 assets and available debt. The table below summarizes the company’s committed debt capacity and drawn amounts as of March 31, 2026.

($ in thousands)	Aggregate Principal Committed	Outstanding Principal
Revolving Credit Facility(1)	$3,900,000	$568,310
SPV Asset Facility I	650,000	238,600
SPV Asset Facility II	2,000,000	932,000
SPV Asset Facility III	2,000,000	1,233,500
SPV Asset Facility IV	500,000	240,000
SPV Asset Facility V	750,000	606,250
SPV Asset Facility VI	1,350,000	746,000
SPV Asset Facility VII(1)	500,000	463,319
SPV Asset Facility VIII	1,000,000	587,500
SPV Asset Facility IX	300,000	230,000
SPV Asset Facility X	750,000	250,000
SPV Asset Facility XI	500,000	218,000
CLO VIII	375,000	375,000
CLO XI	260,000	260,000
CLO XV	312,000	312,000
CLO XVI	420,000	420,000
CLO XVII	325,000	325,000
CLO XVIII	260,000	260,000
CLO XIX	260,000	260,000
CLO XXII	737,500	737,500
CLO XXIV	600,000	600,000
September 2026 Notes	350,000	350,000
February 2027 Notes	500,000	500,000
September 2027 Notes	600,000	600,000
May 2028 Notes	500,000	500,000
June 2028 Notes	650,000	650,000
January 2029 Notes	550,000	550,000
September 2029 Notes	900,000	900,000
March 2031 Notes	750,000	750,000
March 2030 Notes	1,000,000	1,000,000
EUR 2031 Notes(1)	576,212	576,212
AUD 2027 Notes(1)	301,816	301,817
Total Debt	$24,427,528	$16,541,008

(1)	Includes unrealized gain (loss) on translation of borrowings denominated in foreign currencies and cross-currency swap.
Of the Company’s committed debt capacity, $17.72 billion (72.6%) is in secured floating rate leverage, $0.03 billion (0.1%) is in secured fixed rate leverage, and $6.68 billion (27.3%) is in unsecured fixed rate leverage. Of the Company’s $6.68 billion unsecured fixed rate leverage, $5.83 billion is hedged by interest rate swaps for which we receive fixed rate interest and pay variable rate interest.

Portfolio Update
As of March 31, 2026, we had debt investments in 342 portfolio companies with an aggregate par value of $33.80 billion. As of March 31, 2026, based on par value, our portfolio consisted of 87.4% first lien debt investments, 4.1% second lien debt investments, 1.2% unsecured debt investments, 0.4% specialty finance debt investments, 1.4% preferred equity investments, 1.1% common equity investments, 3.3% specialty finance equity investments, and 1.1% joint ventures. As of March 31, 2026, 98.2% of the debt investments based on par value in our portfolio were at floating rates. The table below describes investments by industry composition based on par value, excluding equity investments, as of March 31, 2026.

Industry	Par ($ in thousands)	% of Par
Healthcare providers and services	$4,850,889	14.4%
Internet software and services	4,515,881	13.4%
Insurance	2,711,221	8.0%
Healthcare equipment and services	2,422,594	7.2%
Financial services	2,267,791	6.7%
Healthcare technology	1,930,421	5.7%
Professional services	1,701,824	5.0%
Food and beverage	1,628,257	4.7%
Business services	1,457,457	4.3%
Buildings and real estate	1,066,856	3.1%
Leisure and entertainment	949,189	2.7%
Distribution	813,480	2.4%
Chemicals	800,249	2.4%
Infrastructure and environmental services	799,810	2.4%
Containers and packaging	798,089	2.4%
Automotive services	629,274	1.8%
Household products	559,429	1.7%
Telecommunications	535,836	1.6%
Consumer products	528,573	1.6%
Manufacturing	509,054	1.5%
Advertising and media	500,945	1.5%
Aerospace and defense	305,990	0.9%
Specialty retail	279,234	0.8%
Human resource support services	255,082	0.8%
Asset based lending and fund finance	254,516	0.8%
Pharmaceuticals	246,675	0.7%
Education	197,223	0.6%
Transportation	187,931	0.6%
Energy equipment and services	88,733	0.3%
Automotive aftermarket	9,982	0.0%
Total	$33,802,485	100.0%
Past performance is not necessarily indicative of future performance, and there can be no assurance that we will achieve comparable investment results, or that any targeted returns will be met.
Statements contained herein that are not historical facts are based on current expectations, estimates, projections, opinions, and/or beliefs of our management. Such statements involve known and unknown risks, uncertainties, and other factors, and undue reliance should not be placed thereon. Certain information contained herein constitutes “forward-looking statements,” which can be identified by the use of terms such as “may”, “will”, “should”, “expect”, “project”, “estimate”, “intend”, “continue”, “target”, or “believe” (or the negatives thereof) or other variations thereon or comparable terminology. Due to various risks and uncertainties, actual events or results or our actual performance may differ materially from those reflected or contemplated in such forward-looking statements. As a result, investors should not rely on such forward-looking statements in making their investment decisions.

The estimates presented above are based on management’s preliminary determinations only and, consequently, the data set forth in our Form 10-Q or 10-K may differ from these estimates, and any such differences may be material. In addition, the information presented above does not include all of the information regarding our financial condition and results of operations that may be important to investors. As a result, investors are cautioned not to place undue reliance on the information presented above. The information presented above is based on management’s current expectations that involve substantial risk and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such information. We assume no duty to update these preliminary estimates except as required by law.
Neither KPMG LLP, our independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled or performed procedures with respect to the preliminary financial data contained herein. Accordingly, KPMG LLP does not express an opinion or any form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE OWL CREDIT INCOME CORP.

Dated: April 23, 2026	By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Chief Operating Officer and Chief Financial Officer